Exhibit 5.1

[MAYER BROWN ROWE & MAW LETTERHEAD]

June 27, 2005

Hyundai ABS Funding Corporation
Hyundai Motor Finance Company
Hyundai Auto Receivables Trust
10550 Talbert Avenue
Fountain Valley, California 92708

Re:	Hyundai ABS Funding Corporation
Hyundai Motor Finance Company
Hyundai Auto Receivables Trust
Registration Statement on Form S-3 (No. 333-117398)

Ladies and Gentlemen:

     We have acted as special counsel to Hyundai ABS Funding Corporation, a Delaware corporation (“HAFC”), in connection with the Registration Statement on Form S-3, File No. 333-117398 (together with the exhibits and amendments thereto, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of $2,246,653,000 of asset backed notes (the “Notes”) and asset backed certificates (the “Certificates,” and together with the Notes, the “Securities”).

     As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a “Trust”) to be formed by HAFC pursuant to a Trust Agreement (each, as may be amended and restated, the “Trust Agreement”) among HAFC, Hyundai Motor Finance Company, a California corporation (“HMFC”), as administrator and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee (the “Indenture Trustee”), and the Certificates will be issued pursuant to a Trust Agreement.

     We are familiar with the proceedings to date in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates, and in order to express our opinion hereinafter stated we have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the following documents:

1.	the form of Indenture (including the form of Notes included as exhibits thereto);

2.	the form of Trust Agreement (including the form of Certificates included as exhibits thereto);

3.	the form of Receivables Purchase Agreement between HAFC, as depositor and HMFC, as seller;

4.	the form of Sale and Servicing Agreement among the related Trust, as issuer, HAFC, as depositor, HMFC, as seller and servicer and the related Indenture Trustee;

5.	the form of Owner Trust Administration Agreement among the related Trust, as issuer, HMFC, as administrator and the related Indenture Trustee; and

6.	the form of Underwriting Agreement between HAFC, HMFC and the representative of the several underwriters for each series of Notes.

The documents listed in 1 through 5 above are hereinafter collectively referred to as the “Operative Documents.” Terms used herein without definition have the meanings given to such terms in the Registration Statement. We have also examined such statutes, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

     Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates and/or Notes, when such Securities have been duly executed and issued by the related Trust and authenticated by the owner trustee for the related Trust with respect to Certificates or the Indenture Trustee with respect to Notes, as applicable, and sold by the Trust, and payment of the agreed consideration for such Securities shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and the Underwriting Agreement with respect to such Securities and in the manner described in the Registration Statement:

     (i) such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable; and

     (ii) such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

     Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

Very truly yours,
/s/ MAYER, BROWN, ROWE & MAW LLP